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Information Analysis Incorporated                     2002 Report on Form 10-KSB
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Exhibit 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Sandor Rosenberg, Chief Executive Officer of Information Analysis Incorporated, a Virginia corporation (the "Company"), do hereby certify, to the best of my knowledge, that:

          * the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof, (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          * the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: April 4, 2003                       By: /S/ Sandor Rosenberg
      ----------------                        ----------------------------------
                                              Sandor Rosenberg, Chairman of the
                                              Board and President

A signed original of this written statement required by Section 906 has been provided to Information Analysis Incorporated and will be retained by Information Analysis Incorporated and furnished to the Securities and Exchange Commission or its staff upon request